INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data	Exhibit 99.2

Non-performing assets

	September 30, 2006	December 31, 2005

	(dollars in thousands)
Non-accrual loans	$25,470	$13,057
Loans 90 days or more past due and
still accruing interest	5,226	4,862
Restructured loans	65	84

Total non-performing loans	30,761	18,003
Other real estate	2,541	2,147

Total non-performing assets	$33,302	$20,150

As a percent of Portfolio Loans
Non-performing loans	1.15%	0.70%
Allowance for loan losses	0.95	0.90
Non-performing assets to total assets	0.96	0.60
Allowance for loan losses as a percent of
non-performing loans	82	128

Allowance for loan losses

	Nine months ended September 30,
	2006		2005

	Loan Losses	Unfunded Commitments	Loan Losses	Unfunded Commitments

	(in thousands)

Balance at beginning of period	$23,035	$1,820	$24,737	$1,846
Additions (deduction)
Provision charged to operating expense	9,028	(176)	5,854	(132)
Recoveries credited to allowance	1,671		1,181
Loans charged against the allowance	(8,370)		(5,422)

Balance at end of period	$25,364	$1,644	$26,350	$1,714

Net loans charged against the allowance to
average Portfolio Loans (annualized)	0.34%		0.24%

Alternative Sources of Funds

	September 30, 2006			December 31, 2005

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1)	$1,099,213	2.0 years	4.66%	$1,009,804	1.8 years	3.79%
Fixed rate FHLB advances(1)	48,325	5.8 years	5.75	51,525	6.2 years	5.65
Variable rate FHLB advances(1)				25,000	0.5 years	4.18
Securities sold under agreements to
Repurchase(1)	66,910	0.1 years	5.25	137,903	0.1 years	4.41
Federal funds purchased	100,786	1 day	5.50	80,299	1 day	4.23

Total	$1,315,234	1.9 years	4.80%	$1,304,531	1.7 years	3.96%

(1) Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	September 30, 2006	December 31, 2005

	(in thousands)
Unsecured debt	$5,500	$7,000

Subordinated debentures	64,197	64,197
Amount not qualifying as regulatory capital	(1,847)	(1,847)

Amount qualifying as regulatory capital	62,350	62,350

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	22,855	21,991
Capital surplus	200,035	179,913
Retained earnings	33,616	41,486
Accumulated other comprehensive income	3,909	4,869

Total shareholders' equity	260,415	248,259

Total capitalization	$328,265	$317,609

Non-Interest Income

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

	(in thousands)

Service charges on deposit accounts	$5,285	$5,172	$14,784	$14,484
Mepco litigation settlement			2,800
Net gains (losses) on asset sales
Real estate mortgage loans	1,115	1,508	3,329	4,203
Securities		(23)	171	1,228
Title insurance fees	416	494	1,298	1,459
VISA check card interchange income	870	713	2,532	2,020
Bank owned life insurance	402	393	1,195	1,150
Manufactured home loan origination fees
and commissions	214	294	700	905
Mutual fund and annuity commissions	324	276	970	973
Real estate mortgage loan servicing	561	836	1,835	2,074
Other	1,534	1,408	4,490	3,782

Total non-interest income	$10,721	$11,071	$34,104	$32,278

Real Estate Mortgage Loan Activity

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

	(in thousands)

Real estate mortgage loans originated	$146,384	$174,113	$400,818	$508,073
Real estate mortgage loans sold	75,517	101,703	208,987	285,576
Real estate mortgage loans sold with servicing
rights released	13,678	11,945	30,058	33,467
Net gains on the sale of real estate mortgage loans	1,115	1,508	3,329	4,203
Net gains as a percent of real estate mortgage
loans sold ("Loan Sale Margin")	1.48%	1.48%	1.59%	1.47%
SFAS #133 adjustments included in the Loan
Sale Margin	(0.05%)	0.08%	0.01%	0.04%

Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

	(in thousands)

Balance at beginning of period	$14,128	$12,315	$13,439	$11,360
Originated servicing rights capitalized	742	875	2,136	2,454
Amortization	(398)	(510)	(1,114)	(1,468)
(Increase)/decrease in impairment reserve	(19)	378	(8)	712

Balance at end of period	$14,453	$13,058	$14,453	$13,058

Impairment reserve at end of period	$19	$54	$19	$54

Non-Interest Expense

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

	(in thousands)

Salaries	$9,529	$9,487	$28,408	$26,525
Performance-based compensation
and benefits	(100)	2,089	2,194	6,207
Other benefits	2,417	2,626	7,940	8,126

Compensation and employee
benefits	11,846	14,202	38,542	40,858
Occupancy, net	2,295	2,182	7,576	6,523
Furniture, fixtures and equipment	1,718	1,637	5,320	5,150
Data processing	1,447	1,350	4,336	3,740
Advertising	1,061	1,128	3,136	3,206
Credit card and bank service fees	999	868	3,012	2,270
Loan and collection	931	1,034	2,771	3,118
Communications	933	989	2,912	2,973
Amortization of intangible assets	642	693	1,928	2,080
Goodwill impairment			612
Supplies	551	537	1,608	1,761
Legal and professional	577	729	1,569	2,082
Mepco claims expense			1,600
Other	1,299	1,806	5,239	5,738

Total non-interest expense	$24,299	$27,155	$80,161	$79,499

Average Balances and Tax Equivalent Rates

	Three Months Ended September 30,
	2006			2005

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,689,894	$53,761	7.92%	$2,465,256	$46,036	7.43%
Tax-exempt loans (1,2)	7,296	129	7.01	6,019	114	7.51
Taxable securities	202,905	2,713	5.30	257,707	3,304	5.09
Tax-exempt securities (2)	245,972	4,102	6.62	261,829	4,396	6.66
Other investments	15,580	191	4.86	17,322	199	4.56

Interest Earning Assets	3,161,647	60,896	7.66	3,008,133	54,049	7.14

Cash and due from banks	53,384			60,870
Other assets, net	214,081			192,710

Total Assets	$3,429,112			$3,261,713

Liabilities
Savings and NOW	$863,260	3,664	1.68	$866,789	2,209	1.01
Time deposits	1,621,978	18,942	4.63	1,268,303	10,477	3.28
Long-term debt	3,995	47	4.67	5,995	69	4.57
Other borrowings	300,416	4,739	6.26	488,942	5,371	4.36

Interest Bearing Liabilities	2,789,649	27,392	3.90	2,630,029	18,126	2.73

Demand deposits	283,518			294,108
Other liabilities	96,158			89,459
Shareholders' equity	259,787			248,117

Total liabilities and shareholders' equity	$3,429,112			$3,261,713

Tax Equivalent Net Interest Income		$33,504			$35,923

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.22%			4.75%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

Average Balances and Tax Equivalent Rates

	Nine Months Ended September 30,
	2006			2005

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,652,591	$156,140	7.86%	$2,383,723	$131,051	7.34%
Tax-exempt loans (1,2)	6,594	349	7.08	6,294	352	7.48
Taxable securities	211,640	8,358	5.28	283,090	10,557	4.99
Tax-exempt securities (2)	249,624	13,133	7.03	253,885	12,738	6.71
Other investments	16,787	613	4.88	17,359	534	4.11

Interest Earning Assets	3,137,236	178,593	7.61	2,944,351	155,232	7.04

Cash and due from banks	53,664			60,448
Other assets, net	209,686			191,196

Total Assets	$3,400,586			$3,195,995

Liabilities
Savings and NOW	$864,102	9,729	1.51	$875,335	5,750	0.88
Time deposits	1,561,147	50,191	4.30	1,181,408	26,774	3.03
Long-term debt	4,491	156	4.64	6,491	223	4.59
Other borrowings	340,492	14,661	5.76	519,081	15,486	3.99

Interest Bearing Liabilities	2,770,232	74,737	3.61	2,582,315	48,233	2.50

Demand deposits	278,845			280,498
Other liabilities	97,006			89,735
Shareholders' equity	254,503			243,447

Total liabilities and shareholders' equity	$3,400,586			$3,195,995

Tax Equivalent Net Interest Income		$103,856			$106,999

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.42%			4.85%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%